EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at Law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.           Assignor:                 ______________________________

2.           Assignee:       ______________________________ [and is an Affiliate/Approved Fund of [identify Lender]1]

3.           Borrower(s):            [Toyota Motor Credit Corporation] [Toyota Motor Finance (Netherlands) B.V.] [Toyota Financial Services (UK) PLC] [Toyota Leasing GmbH] [Toyota Credit de Puerto Rico Corp.] [Toyota Credit Canada Inc.] [Toyota Kreditbank GmbH]

1 Select as applicable.

Assignment and Assumption

4.           Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5.           Credit Agreement:            364 Day Credit Agreement, dated as of March 3, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Credit Corporation, a California corporation, Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Leasing GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, BNP Paribas, as Administrative Agent, Swing Line Agent and Swing Line Lender, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Banc of America Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. and Bank of America, N.A. as Swing Line Lenders and Citibank, N.A., Bank of America, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd. as Syndication Agents.

6.           Assigned Interest:2

Facility Assigned: Tranche [A][B]	Aggregate Amount of Tranche [A][B] Commitment/Loans for all Lenders*	Amount of Tranche [A][B] Commitment/Loans Assigned*	Percentage Assigned of Tranche [A][B] Commitment/Loans3	Assignee’s Commitment Cap

Commitment/Committed Loans being assigned	US$_____________	US$______________	______________%	US$________________
[7.           Trade Date:                      __________________]4

* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

2 The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.

3 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Assignment and Assumption

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________________

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________________

Title:

Assignment and Assumption

[Consented to and]5 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as

  Administrative Agent

By: _________________________________

      Title:

[Consented to:]6

By: _________________________________

      Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the applicable Borrower and/or other parties is required by the terms of the Credit Agreement.

Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

(364 DAY CREDIT AGREEMENT, DATED AS OF MARCH 3, 2010 (AS AMENDED, RESTATED, EXTENDED, SUPPLEMENTED OR OTHERWISE MODIFIED IN WRITING FROM TIME TO TIME, THE “AGREEMENT;” THE TERMS DEFINED THEREIN BEING USED HEREIN AS THEREIN DEFINED), AMONG TOYOTA MOTOR CREDIT CORPORATION, A CALIFORNIA CORPORATION, TOYOTA MOTOR FINANCE (NETHERLANDS) B.V., A CORPORATION ORGANIZED UNDER THE LAWS OF THE NETHERLANDS, TOYOTA FINANCIAL SERVICES (UK) PLC, A CORPORATION ORGANIZED UNDER THE LAWS OF ENGLAND, TOYOTA LEASING GMBH, A CORPORATION ORGANIZED UNDER THE LAWS OF GERMANY, TOYOTA CREDIT DE PUERTO RICO CORP., A CORPORATION ORGANIZED UNDER THE LAWS OF PUERTO RICO, TOYOTA CREDIT CANADA INC., A CORPORATION ORGANIZED UNDER THE LAWS OF CANADA, TOYOTA KREDITBANK GMBH, A CORPORATION ORGANIZED UNDER THE LAWS OF GERMANY, THE LENDERS FROM TIME TO TIME PARTY THERETO, BNP PARIBAS, AS ADMINISTRATIVE AGENT, SWING LINE AGENT AND SWING LINE LENDER, BNP PARIBAS SECURITIES CORP., CITIGROUP GLOBAL MARKETS INC., , BANC OF AMERICA SECURITIES LLC AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS, CITIBANK, N.A. AND BANK OF AMERICA, N.A., AS SWING LINE LENDERS, AND CITIBANK, N.A., BANK OF AMERICA, N.A. AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., AS SYNDICATION AGENTS)

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.         Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower or any of its Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower or any of its Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the

Assignment and Assumption

Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached hereto is any withholding tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the Law of the State of New York.

Assignment and Assumption